U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2009

Citigroup Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York (Address of principal executive offices)		10043 (Zip Code)

(212) 559-1000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K/A

Item 7.01  Regulation FD Disclosure.

On March 9, 2009, Vikram Pandit, the Chief Executive Officer of Citigroup Inc. (“Citi”), distributed a letter to employees providing an update on Citi’s position.  Citi included the letter as an exhibit to a Current Report on Form 8-K, dated March 9, 2009 (the “Form 8-K”), which was furnished to the SEC.  The Form 8-K included certain non-GAAP financial measures (primarily related to prior years’ disclosures included for comparative purposes) and a reference to Citi’s 2009 Annual Report on Form 10-K for the reconciliation of such non-GAAP measures to their most equivalent GAAP financial disclosures.

Citi is furnishing this Current Report on Form 8-K/A to present the non-GAAP reconciliation within the body of this Current Report.

The information in this Item 7.01 is being furnished, not filed. Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by Citi under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference.

The following is a reconciliation of the average quarterly revenue and pre-provision earnings to the relevant 2008 GAAP revenues and expenses.

Pre-provision Earnings per the Current Report on Form 8-K dated March 9, 2009

(in millions)

2008 Average Quarterly Revenues (excluding marks):
2008 GAAP Revenues	$52,793
2008 Disclosed Marks	31,794
Net 2008 Revenues (excluding marks)	$84,587
2008 Average Quarterly Revenues (excluding marks) as disclosed in Form 8-K	$21,147

Fourth Quarter 2008 Run Rate:
4Q08 Expenses (excluding provision)	$25,290
Less 4Q08 one-timers:
Nikko Asset Management Intangible Impairment	(937)
Goodwill Impairment	(9,568)
Restructuring Items	(1,970)
Fourth Quarter 2008 Run Rate	$12,815
Pre-provision Earnings as disclosed in the Current Report on Form 8-K dated March 9, 2009	$8,332

The revenues of $19 billion represented the Company’s GAAP revenues for the first two months of 2009, excluding disclosed marks, is as follows:

Pre-provision Earnings per the Current Report on Form 8-K dated March 9, 2009

(in millions)

Feb09 QTD
Revenues (excluding marks):
GAAP Revenues	$17,279
Disclosed Marks (1)	1,806
Net Revenues (excluding marks)	$19,085

(1) Includes marks on sub-prime related direct exposures, highly leveraged loans and financing commitments, Alt-A mortgage securities, auction rate securities, commercial real estate, structured investment vehicles, and CVA on Citi liabilities at fair value option.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.
Dated: May 22, 2009

	By:	/s/ MICHAEL S. HELFER
Name: Michael S. Helfer
Title: General Counsel and Corporate Secretary